U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 7, 2009

BRE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-14306	94-1722214
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

525 Market Street, 4th Floor, San Francisco, California 94105-2712
(Address of principal executive offices) (Zip code)

(415) 445-6530
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry Into a Material Definitive Agreement.

On April 7, 2009, we entered into a $620 million Master Credit Facility Agreement by and among BRE Properties, Inc., as guarantor, BRE-FMCA, LLC, and BRE-FMAZ, LLC, as borrowers, and Deutsche Bank Berkshire Mortgage, Inc., as lender. Borrowings under the Agreement are secured by 15 of our multifamily properties totaling 4,651 units. The Agreement provides for collateral substitutions and releases upon certain conditions. Under the Agreement, we are responsible for total origination fees of $1.86 million, plus certain due diligence fees, and are required to maintain specified financial ratios.

On April 7, 2009, we borrowed $310 million under the Agreement. This first tranche has a maturity date of May 1, 2019. We may prepay all or a portion of the unpaid principal balance of this first tranche prior to January 31, 2019, subject to certain penalties, and on or after January 31, 2019 without penalty.

We have agreed to borrow the remaining $310 million available under the Agreement on or before August 6, 2009 and we currently expect to do so on or about August 4, 2009. We anticipate that this second tranche would have a maturity of 11 years.

The interest rate for the first tranche is fixed at 5.57%. The interest rate for the second tranche will be 5.69% for the first 10 years and during the remaining one-year period will be adjusted on the first day of each month to a rate equal to 1-month LIBOR, effective on the 15th day of the previous month, plus 3%. The effective composite annual cost of debt is 5.6%, inclusive of rate-hedging transactions. There is an interest-only period of five years on both tranches, with annual payments of principal and interest thereafter based on a 30-year amortization schedule. All amounts payable under the Agreement will become due and payable, at the lender’s option, upon the occurrence of certain customary events of default, including failure to pay principal and interest when due.

If we fail to borrow an aggregate principal amount of at least $465 million under the Agreement by August 6, 2009, the interest rates on both tranches will be increased by 0.10% per annum, the facility will be permanently reduced by the amount not borrowed and we will be liable for certain fees and costs. If we fail to borrow the full amount of $620 million, we may not request that certain of the properties be released from the collateral pool.

The obligations under the Agreement are non-recourse to BRE and the borrowers except under certain circumstances, including in the event a borrower acquires certain properties or operates certain businesses not permitted by the Agreement. In addition, the lender will have full recourse to BRE and the borrowers for the repayment of amounts equal to any losses suffered by the lender as a result of certain occurrences, including fraud or misrepresentations, failure by a borrower to pay required rents to the lender after an event of default, failure by a borrower to apply certain proceeds as required by the applicable security instrument, failure by a borrower or BRE to comply with certain delivery requirements, failure to properly apply rents or failure by a borrower to honor certain indemnification obligations.

During the period beginning on May 1, 2009 and ending on the date five years prior to the latest maturity date for outstanding borrowings under the Agreement, we may request additional financing with a fixed or variable interest rate without adding any additional properties to the collateral pool. Any additional loans will be made in the lender’s sole discretion.

This description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Master Credit Facility Agreement, which has been filed as exhibit 10.1 to this report and is incorporated by reference in this report, and the $310,000,000 Fixed Facility Note (Standard Maturity), which has been filed as exhibit 10.2 to this report and is incorporated by reference in this report.

We intend to use the proceeds from this facility for the repayment of outstanding debt obligations and for general corporate purposes.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this report contains forward-looking statements, including statements regarding the terms and timing of draws under our $620 million secured credit facility and its anticipated use of proceeds from the facility, which are based on our current expectations and judgment. You should not rely on these statements as predictions of future events because there is no assurance that the events or circumstances reflected in the statements can be achieved or will occur. Forward-looking statements are identified by words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or their negative form or other variations, or by discussions of strategy, plans or intentions. The following factors, among others, could affect actual results and future events: delays in the draw down of the second tranche of the credit facility, the need for other uses of capital, defaults or nonrenewal of leases, increased interest rates and operating costs, failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, failure to successfully integrate acquired properties and operations, inability to dispose of assets that no longer meet our investment criteria under acceptable terms and conditions, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, inability to obtain necessary permits and public opposition to such activities), failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, erosion of market fundamentals in 2009 due to the current recession, and increases in real property tax rates. Our success also depends on general economic trends, including interest rates, tax laws, governmental regulation, legislation, population changes and other factors, including those risk factors discussed in the section entitled “Risk Factors” in the our most recent Annual Report on Form 10-K as they may be updated from time to time by the our subsequent filings with the Securities and Exchange Commission, or SEC. Do not rely solely on forward-looking statements, which only reflect management’s analysis. We assume no responsibility to update this information. For more details, please refer to our SEC filings, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Master Credit Facility Agreement by and among BRE-FMCA, LLC and BRE-FMAZ, LLC, as borrowers, BRE Properties, Inc., as guarantor, and Deutsche Bank Berkshire Mortgage, Inc., as lender, entered into as of April 7, 2009.

10.2	$310,000,000 Fixed Facility Note (Standard Maturity), dated as of April 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRE Properties, Inc.

Date: April 7, 2009	By:	/s/ KERRY FANWICK
	Name:	Kerry Fanwick
	Its:	Executive Vice President and General Counsel

Exhibits

Exhibit Number	Description
10.1	Master Credit Facility Agreement by and among BRE-FMCA, LLC and BRE-FMAZ, LLC, as borrowers, BRE Properties, Inc., as guarantor, and Deutsche Bank Berkshire Mortgage, Inc., as lender, entered into as of April 7, 2009.

10.2	$310,000,000 Fixed Facility Note (Standard Maturity), dated as of April 7, 2009.